SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
DATE OF REPORT: April 22, 2008
(Date of earliest event reported)

QUALMARK CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO	0-28484	84-1232688

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)
4580 FLORENCE STREET, DENVER, COLORADO 80238

(Address of principal executive offices, zip code)
(303) 245-8800

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS
On April 22, 2008, the Registrant’s Board of Directors approved an amendment to its Articles of Incorporation (subject to shareholder approval), which increases the number of authorized shares the Registrant will have authority to issue to 60 million, 50 million of which shall be designated as Common Stock (no par value) and 10 million shall be designated as Preferred Stock (no par value).
On April 22, 2008, the Board of Directors also approved technical amendments to Registrant’s Bylaws to correct typographical errors.
ITEM 8.01 OTHER EVENTS
On April 22, 2008, the Registrant’s Board of Directors unanimously adopted a resolution to delist from the Over the Counter Bulletin Board (OTCBB) and to terminate the registration of its common stock under the Securities Exchange Act of 1934. The Registrant expects to file a form with the Securities and Exchange Commission suspending its SEC reporting obligations effective May 12, 2008.
ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS
     (c) Exhibits.
     3(i) Amended and Restated Articles of Incorporation
     3(ii) Amended Bylaws
99.1	Press Release dated April 23, 2008; stating that on April 22, 2008, the Registrant’s Board of Directors (“Directors”) unanimously adopted a resolution to delist from the Over the Counter Bulletin Board (OTCBB) and to terminate the registration of its common stock under the Securities Exchange Act of 1934. The Registrant expects to file a form with the Securities and Exchange Commission suspending its SEC reporting obligations effective May 12, 2008. The Directors also approved, subject to shareholder approval, an increase in the number of authorized shares of the Registrant to 60 million, 50 million of which shall be reserved as Common Stock and 10 million of which shall be designated as Preferred Stock.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALMARK CORPORATION (Registrant)
Date: April 24, 2008	By:	/s/ Anthony A. Scalese
Anthony A. Scalese
CFO

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

3(i)	Amended and Restated Articles of Incorporation

3(ii)	Amended Bylaws

99.1	Press Release dated April 23, 2008

4